Exhibit 99.1

Contact: Patrick L. Alesia

Chief Financial Officer

(516) 938-5544

GRIFFON CORPORATION ANNOUNCES RECORD DATE
FOR RIGHTS OFFERING

JERICHO, NEW YORK, August 25, 2008 — Griffon Corporation (NYSE: GFF) announced today that the Company has set the close of trading on the New York Stock Exchange on September 5, 2008 as the record date for its previously announced rights offering of common stock.

Under the terms of the rights offering, the Company will distribute at no charge to the holders of its common stock as of the record date transferable rights to purchase up to an aggregate of 20,000,000 new shares of common stock.  In the rights offering, the Company will distribute to each such holder one transferable right for every share of common stock owned on the record date.  Each right will entitle the holder to purchase approximately 0.63 shares of common stock at the subscription price of $8.50 per share of common stock. Rights holders who fully exercise their rights will be entitled to subscribe, subject to certain limitations and subject to allotment, for additional shares that remain unsubscribed as a result of any unexercised rights in an amount equal to up to 20% of the shares of common stock for which such subscriber was otherwise entitled to subscribe.  GS Direct, L.L.C., an affiliate of Goldman, Sachs & Co., has agreed to back stop the rights offering by purchasing on the same terms any and all shares not subscribed through the exercise of rights, including the oversubscription.  Consummation of the rights offering is subject to customary closing conditions.

The Company anticipates the following important dates for the rights offering.  These dates are subject to change, and you should review the prospectus to determine the actual dates related to the rights offering.

Important Dates
Last Day to Buy Stock and Receive Rights	September 2, 2008(1)
Shares Trade Ex-Rights	September 3, 2008
Record Date	September 5, 2008
Subscription Period	From September 8, 2008 to September 19, 2008(2)
Rights Eligible for Trading	September 9, 2008
Last Day Rights May Be Traded	September 18, 2008(2)
Expiration Date	September 19, 2008(2)

(1)                      Assumes three day settlement.

(2)                      Unless the offering is extended.

A registration statement related to these securities has been filed with the Securities and Exchange Commission but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  Copies of the prospectus may be obtained, when available, from MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016, toll-free: (800) 322-2885, collect: (212) 929-5500.

About Griffon Corporation

Griffon Corporation, headquartered in Jericho, New York, is a diversified holding company consisting of three distinct business segments: Electronic Information and Communication Systems, through Telephonics Corporation; Garage Doors, through Clopay Building Products Company; and Specialty Plastic Films, through Clopay Plastic Products Company. Telephonics Corporation’s high-technology engineering and manufacturing capabilities provide integrated information, communication and sensor system solutions to military and commercial markets worldwide. Telephonics specializes in aircraft intercommunication systems, wireless communication systems, radars, identification friend or foe products, integrated security systems, air traffic management systems, aerospace electronics, and the performance of threat and radar system analyses. Clopay Building Products Company is a leading manufacturer and marketer of residential garage doors to professional installing dealers and major home center retail chains. Clopay Plastic Products is an international leader in the development and production of embossed, laminated and printed specialty plastic films used in a variety of hygienic, health-care and industrial markets. For more information on the company and its operating subsidiaries, please see the company’s website at www.griffoncorp.com.

Forward-looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the company’s financial position, business strategy and the plans and objectives of the company’s management for future operations, are forward-looking statements. When used in this release, words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company’s management, as well as assumptions made by and information currently available to the company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including, but not limited to, the credit market, the housing market, results of integrating acquired businesses into existing operations, the results of the company’s restructuring and disposal efforts, competitive factors and pricing pressures for resin and steel, capacity and supply constraints and the ability to consummate the rights offering. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company as previously disclosed in the company’s SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.